UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2016

SJW Corp.
(Exact name of registrant as specified in its charter)

California	1-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street, San Jose, California		95110
(Address of principal executive offices)		(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:    Other Events

On February 22, 2016, SJW Corp. (the “Company”) entered into a Purchase and Sale Agreement with the Guadalupe-Blanco River Authority, a conservation and reclamation district and political subdivision of the State of Texas ("GBRA"), pursuant to which the Company agreed to sell all of its equity interests in its wholly-owned subsidiary Texas Water Alliance Limited ("TWA") to GBRA for $31,000,000 in cash (the "Agreement").  Pursuant to the Agreement, (i) upon closing of the transaction, GBRA will hold back $3,000,000 in the payment of the total purchase price and (ii) such holdback amount, subject to reductions under certain circumstances, shall be paid to the Company four years following the closing.  The Agreement is subject to specified closing conditions, including without limitation the completion of a financing by GBRA to fund the purchase price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW CORP.

Date: February 22, 2016	/s/ JAMES P. LYNCH
James P. Lynch
Chief Financial Officer and Treasurer